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                                  EXHIBIT 10.2

                       ONLINE CONTESTS SERVICES Agreement

         between the Company and PLAYBOY ENTERPRISES INTERNATIONAL, INC.

                               dated july 15, 1999

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                       ONLINE CONTESTS SERVICES AGREEMENT

         THIS ONLINE CONTESTS SERVICES AGREEMENT ("Agreement"), is entered into effective July 15, 1999 by and between INTERNET SPORTS NETWORK, INC., a Florida corporation ("Operator"), and PLAYBOY ENTERPRISES INTERNATIONAL, INC., a Delaware corporation ("Customer") (collectively referred to herein as the "Parties".)

                                    RECITALS

         A. Operator has certain expertise and know-how enabling it to provide sports content and services to Customer;

         B. Operator and Customer wish to enter into this Agreement whereby Operator shall be the exclusive provider of certain online contests and services to Customer (as defined herein the "Contests") upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1.       SCOPE OF WORK.

         a. CONTEST DEVELOPMENT AND OPERATION. In accordance with the "Description of Work" attached hereto as EXHIBIT "A" and incorporated herein by this reference, Operator shall design, develop, customize, implement, and operate the Contests indicated on EXHIBIT "A" for the use of Customer on a website (as defined herein the "Site") linked to Customer's free Playboy Online web site. Operator shall be the exclusive developer, provider, designer, customizer, implementer, installer, tester and operator for the Site provided, however, that Operator may utilize the services of such third parties as is necessary to provide the services stated herein. Such use does not eliminate Operator's exclusive agreement with Customer.

         b. MAINTENANCE SERVICES. As more fully described in EXHIBIT "A", Operator shall provide on-going maintenance of the Contests to Customer.

2. COMPENSATION. Subject to the terms hereof, Customer and Operator shall share in the revenues generated as set forth in EXHIBIT "A". Operator's share of revenues will constitute its compensation in full for all services provided by it hereunder.

3. TERM. The initial term of this Agreement shall be two years commencing on the execution date of this Agreement and ending two years thereafter (the "Initial Term"). This Agreement may be renewed for an additional one year term, on the same terms and conditions as contained herein by execution of an intention to renew by both parties at least thirty (30) days prior to the end of the term.

4. DEVELOPMENT OF THE CONTESTS.

         a. CONTENT. Operator shall develop the design the contest design specifications for each contest (hereinafter referred to as "Contest Mechanics") and install and test the contests in accordance with EXHIBIT "A". Except for the Customer content to be provided by Customer in accordance with EXHIBIT "A", Operator shall provide or obtain all necessary Content,

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programming and other production services and materials, and shall use its best efforts to negotiate the necessary licensing, rights and consents required for the operation of the Site and the use of the Content thereof, including licensing from baseball, hockey, football and other player's associations and all such other licenses, rights and consents necessary to operate the Contests on the Site, all as further outlined in EXHIBIT "A". Operator and Customer shall consult with each other regarding the Content to be placed throughout the development of the Contests.

         b. APPROVAL. Customer and Operator shall mutually approve all elements of the Contests on the Site and all Content on the Site and no Content or Contests shall be placed on the Site except as so mutually approved..

         c. ALTERATIONS. If Customer wishes to alter the Description of Work, Customer will describe the proposed alteration to Operator. Operator will then submit a written change order to Customer within five (5) days of the proposed alteration for Customer approval which will include a statement of any additional charges and any schedule adjustments resulting from the proposed alteration. Customer will indicate its approval or disapproval of the change order as soon as reasonably practicable but no later than within five (5) days of receipt thereof from Operator. On acceptance of the proposal in writing by Customer, the Description of Work will be deemed to be amended to incorporate such change order.

         d. OPERATION. Operator shall operate the Site and the Contests during the term of this Agreement as set forth in EXHIBIT "A" and as otherwise reasonably required to fulfill the purposes of this Agreement.

5.       DELIVERY SCHEDULE.

         a. DELIVERY. Operator shall deliver all Deliverables on the dates specified in the Delivery Schedule set forth in EXHIBIT "A". Definitions of capitalized terms are set forth in EXHIBIT "B" hereto and incorporated herein by this reference.

         b. CONFORMITY. Deliverables shall conform to the Contest Mechanics, Description of Work and/or any modifications thereto pursuant to EXHIBIT "A".

6. PROJECT LIAISONS. Unless and until otherwise designated in writing by Operator or Customer, as the case may be, the project liaisons for the parties are listed on EXHIBIT "A". All discussions involving the Description of Work shall be conducted by these persons, or their designees, and any agreement on the Design Specifications and changes thereto shall be in writing and signed by the project liaisons.

7. CONTINUING OBLIGATIONS Operator shall, from time to time, if requested by Customer, make such revisions and corrections to the Site and Contests as Customer shall request, subject to Operator's approval, which will not be unreasonably withheld and will not be withheld as to changes that are necessary for compliance with the terms of this Agreement.

8.       PROPRIETARY RIGHTS.

         a. INTELLECTUAL PROPERTY LICENSE. The Site and Contests are produced and specially ordered at Customer's request and direction. Customer, its successors and assigns, shall have and is granted a license to use the Site and Contests, for the term of this Agreement and in all languages, embodied in or pertaining to the Site and Contests and Operator hereby licenses for the term of this Agreement, to Customer (a) all such Intellectual Property Rights necessary for the operation of the Contests and Site; (b) all contracts, agreements, assignments, documents and/or

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instruments to which Operator may have heretofore acquired pertaining to the
Intellectual Property Rights necessary for the operation of the Contests and Site; and (c) all releases, warranties, indemnities and undertakings acquired by Operator in connection with Operator's services hereunder in respect to the Site and Contests.

         b. AUTHORSHIP. Operator shall be deemed the creator and author of the Site and Contests. Customer hereby grants Operator the right to place and maintain, on the Site, the credit "developed and designed by Internet Sports Network, Inc.". Operator acknowledges and agrees that, as between Operator and Customer, Customer owns all right, title and interest in all Customer Content. Customer may utilize, distribute and otherwise exploit in any manner the Customer Content without any obligation to Operator except as stated herein. In addition, Customer shall own all right, title and interest in and to the look and feel and other unique visual copyrights in the Site.

         c. RIGHTS IN INDEPENDENTLY OWNED PROPERTY. Notwithstanding anything to the contrary herein, Operator shall retain all rights, title and interest in any Intellectual Property, Contests, and Utilities created by Operator prior to or during the term of this Agreement including those which are used in the Site or Contests and the development thereof. Customer shall retain all rights, title and interest in Customer's intellectual property which is unrelated to the Site or this Agreement.

         d. FURTHER ACTS. Operator and Customer shall execute any and all documents and do such other acts requested at any time by Operator and Customer as may be required to evidence, and/or further effect the rights granted to either party hereunder.

         e. COPYRIGHT AND TRADEMARK NOTICES. Customer shall provide Operator with copyright, trademark or other proprietary rights notices in Customer's name for inclusion on the Site contests as Customer shall direct.

         f. TRADEMARKS. Operator shall not use any trademarks, service marks, logos or other marks or names of Customer except in connection with the Site and the operation of the Contests. Each such use from the Site and the Contests will be subject to approval by Customer in each specific instance and will comply with all rules and guidelines that may be provided by Customer to Operator from time to time.

         g. REFERENCES. Customer grants Operator the right to refer to the Site and Contests as an example of its work and to list Customer in its list of references and marketing materials provided that the specific references to Customer must be approved by customer in its reasonable discretion.

9. CONTROL OF ADVERTISING AND TRANSACTIONS. All advertising, advertising inventory shall be controlled by Customer, which will provide tags to Operator for the use of the Site so that the Site can be serviced by Customer's ad servers.

10.  CONFIDENTIAL INFORMATION.

         a. CONFIDENTIAL INFORMATION DEFINED. The parties may, during the performance of its services hereunder, have access to and acquire knowledge from material, data, systems and other information concerning the operation, business financial affairs, products, customers, Intellectual Property Rights or other aspects of the other party that may not be known to the general public ("Confidential Information"). "Confidential Information" also includes
(a) the Contests and the Customer and Operator Content; (b) the terms of this Agreement, and (c) any information or materials that the other party obtains from any third party that the disclosing party treats as

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proprietary or designates as Confidential Information, whether or not owned by the disclosing party. "Confidential Information" does not include information that the non-disclosing party can document in reasonable detail to the disclosing party's satisfaction: (i) is known by the other party at the time of receipt from the disclosing party and is not subject to any other non-disclosure agreement between the parties; (ii) is now, or hereafter becomes, generally known to the industry through no fault of the non-disclosing party; or, (iii) is otherwise lawfully and independently developed by the non-disclosing party, or lawfully acquired from a third party without any obligation of confidentiality.

         b. NON-DISCLOSURE. Neither party shall use, publish or divulge any Confidential Information to any third party without the other's prior, express, written approval, which the other party may withhold in its sole discretion. Both Parties shall cause its employees, agents and every other party it employs in connection with this Agreement, to protect the Confidential Information from unauthorized use or disclosure with the same degree of care, but no less reasonable care, as the party uses to protect its own confidential information of like nature. In the event that either party is directed to disclose any portion of the Confidential Information in conjunction with a judicial proceeding or arbitration, the party required to disclose shall immediately notify the other thereof in writing. Upon the termination of this Agreement, each party shall immediately return all Confidential Information to the other party.

         c. EXCEPTED USE. The parties agree that notwithstanding section 9(b), visitors to the Site will be informed that information may be obtained from such visitors through use of the Site and participation in the Contests ("Visitor Information"); such visitors will be provided with the option of making Visitor Information available to Customer and Operator as set forth in the "Terms of Use" of the Site (provided that, unless the parties otherwise agree, the use of aggregated data about visitors that do not reveal nay individual information about the visitor will automatically be permitted). The parties will mutually crate the Terms of Use of the Site, including the terms for the use of any Visitor Information; provided that such Terms of Use shall generally be consistent with terms of use of Customer's own free web site, including provisions requiring protection of the privacy rights of visitors. Each party will use information so obtained only as permitted by such Terms of Service and visitor consents. Subject to the foregoing, all Visitor Information, including the database of names and information regarding participants in the Contests and users of the Site shall be the equal property of Operator and Customer (and neither party will be required to account to the other for any revenues from the use thereof.) Operator and Customer hereby acknowledge the right of the other party to use the Visitor Information subject to the terms of this Section; provided that, during the term of this Agreement and for a period of two years thereafter, neither party will use Visitor Information for any purposes which may conflict with the use of the other party; the parties will set forth in writing within thirty (30) days of the date hereof what uses may be deemed to be in conflict with each other's uses. In addition, each party will comply with the privacy
rights of all visitors to the Site.          d. SITE CONFIDENTIAL. Customer
will own all traffic information relating to the Site, which will be deemed a Customer owned site for all reporting and other purposes. Operator will provide Customer on a daily, electronic as is (real time if practicable) with all logs and other traffic information and all Visitor Information. Without limiting the foregoing, Operator shall provide password protected access to the "traffic pages" for the Contests posted to the Internet for Customer's review.

         e. INJUNCTIVE RELIEF. The Parties acknowledge that the other party will be irreparably harmed if the obligations under this section is not specifically enforced and that the aggrieved party would not have a remedy at law in the event of potential or certain violations by the other party of its obligations under this Agreement. Therefore,

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the parties agree that the aggrieved party will be entitled to an injunction or any appropriate degree of specific performance for any actual or threatened violations or breaches by the other party, its employees or agents, without the necessity of the aggrieved party showing actual damages or that monetary damage does not afford an adequate remedy. Therefore, upon an actual or impending violation of this Agreement, the other party consents to issuance by a court of competent jurisdiction of a restraining order, preliminary and special or permanent injunction, without bond, restraining or enjoining such potential or certain violation by the other party or any entity or person acting in concert with the other party. The parties understand that such orders are additional to, and do not limit the availability to the aggrieved party of any other remedy.

11.      REPRESENTATIONS, WARRANTIES, LIMITATIONS

         a. POWER TO CONTRACT. Each party represents and warrants that it has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder and that the making of this Agreement does not violate the any agreement existing between it and any other party.

         b. CONTESTS OPERATION. Operator warrants that the Contests, as delivered by Operator shall operate substantially in accordance with the Design Specifications and shall be free of any computer virus or other similar harmful, malicious or hidden program or data which is intentionally or grossly negligently introduced or maintained on the Site, including without limitation, any hardware or software device or code which shall prevent Customer from accessing or using the Contests or any portion thereof. Operator further warrants that ll Contest will be designed, maintained, operated and otherwise exploited in accordance with all applicable laws, rules and regulations. Finally, Operator further warrant that it will have all right, title and interest in or to the Contests and any Content on the Site to conduct the Contest and use such Content without intentional violation or misappropriation of the Intellectual Property Rights of any third party.

12.      TERMINATION

         a TERMINATION FOR CAUSE. At any time during the term of this Agreement, the parties hereto may terminate this Agreement for cause. For these purposes, "cause" means: (1) a material breach or material default by a party under this Agreement; or (2) a party's insolvency, bankruptcy, dissolution, or liquidation. Such termination may be effected upon written notice from such party, as of the termination date stated therein. Notwithstanding the foregoing, if any material default or material breach is reasonably susceptible to cure, the defaulting party shall be entitled to a grace period of thirty (30) days following the non-defaulting party's delivery of written notice of such default or breach in which to cure such default or breach. Upon a termination hereunder, the parties may exercise any and all of their respective rights and remedies under this Agreement, at law or in equity.

         b. TERMINATION IF CONTESTS UNSUCCESSFUL. If Customer determines that the Contest are being operated at an overall loss to Customer for any three
(3) month period during the term, based on Customer's accounting (which must be in accordance with generally accepted accounting principals), Customer may terminate this Agreement upon sixty (60) days advance written notice to Operator demonstrating by providing financial proof thereof, that the Contests have been an overall loss to Customer during the preceding three (3) month period. Provided, however, Operator may, during the sixty (60) day written notice period demonstrate to customer that the Contests are not operating at an overall loss. Should the Operator show that this is case, the termination shall be canceled.

         c. TERMINATION IF OPERATIONS DO NOT MEET STANDARDS. If Customer and Operator are not able to agree upon the Contest Mechanics and the SLA within thirty (30) days after the date hereof, then Customer may terminate this Agreement upon written notice to Operator.

         d. CONTINUING OBLIGATIONS. Termination of this Agreement by either party shall not affect the parties' respective obligations under this Agreement with respect to any obligations of confidentiality or the obligation to pay for all services performed prior to the effective date of termination. The parties agree that all provisions of this Agreement which operate to protect the rights of the individual parties, will remain in force without regard to the termination of this Agreement by either party.

13.      WARRANTIES; LIMITATIONS ON LIABILITY.

         a. OPERATOR MAKES NO WARRANTY, REPRESENTATION OR PROMISE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN THE WEB SITE AND CONTESTS ARE PROVIDED "AS IS". OPERATOR DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS OF THE SOFTWARE FOR A PARTICULAR PURPOSE. OPERATOR DOES NOT WARRANT THAT THE WEB SITE OR CONTESTS OR RELATED MATERIALS WILL SATISFY CUSTOMER'S REQUIREMENTS OR THOSE OF CUSTOMER'S END USERS OR THAT THE WEB SITE AND CONTESTS AND RELATED MATERIALS ARE WITHOUT DEFECT OR ERROR OR THAT THE OPERATION OF THE WEB SITE AND CONTESTS WILL BE UNINTERRUPTED.

         b. In no event will either party be liable for lost or damaged data, loss of business, or anticipatory profits, or any other consequential or incidental damages resulting from the use or operation of the Contests or the maintenance thereof or from a breach of this Agreement, provided that the foregoing will not apply to any breach of Section 10 or any misuse or misappropriation by any one party of the Intellectual Property Rights of the other party.

14.      NOTIFICATION.

         a. All notices to the parties hereto shall be in writing and shall be sent: (1) by certified or registered mail, return receipt requested, postage prepaid; (2) by air mail if mailed to an address outside of the continental United States; (3) by courier service; or (4) by electronic mail or facsimile transmission, and will be addressed or delivered as provided in attached EXHIBIT "A".

15. ARBITRATION. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, then either party may, by notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association to an arbitrator in good standing with the American Arbitration Association within fifteen (15) days after such notice is given. Any such arbitrator so selected is to be mutually acceptable to both parties. If both parties are unable to agree upon a single arbitrator, each party shall appoint one (1) arbitrator. If either party does not appoint an arbitrator within five (5) days after the other party has given notice of the name of its arbitrator, the single arbitrator appointed by the party giving notice shall be the sole arbitrator and such arbitrator's decision shall be binding upon both parties. If two (2) arbitrators are appointed, these two (2) arbitrators shall appoint a third arbitrator who shall proceed to resolve the question. The written decision of the

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single arbitrator ultimately appointed by or for both parties shall be binding and conclusive on the parties. Judgment may be entered on such written decision by the single arbitrator in any court having jurisdiction and the parties consent to the jurisdiction of Orange County, California for this purpose. Any arbitration undertaken pursuant to the terms of this section shall occur in Orange County, California.

16. ATTORNEYS' FEES. In the event of any legal, equitable or administrative action or proceeding brought by any party against another party under this Agreement, the prevailing party shall be entitled to recover the reasonable fees of its attorneys and any costs incurred in such action or proceeding including costs of appeal, if any, in such amount that the court or administrative body having jurisdiction over such action may award.

17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

18. SEVERABILITY. If any provisions(s) of this Agreement shall be held to be invalid, illegal, or unenforceable by a court or other tribunal of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19. NO IMPLIED WAIVERS. No failure or delay by a party in enforcing any right or remedy under this Agreement shall be construed as a waiver of any future or other exercise of such right or remedy such party.

20. GOVERNING LAW. This Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of California without giving effect to any conflict of laws principles. The parties hereby consent to the personal jurisdiction of the courts of the County of Orange, California and waive any rights to change venue.

21. FORCE MAJEURE. Neither party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotion, strikes, labor disputes, and governmental demands or requirements.

22. PRESS RELEASES. The parties intend to issue a press release concerning their relationship under this Agreement on or before August 15, 1999 (the "Initial Press Release"). The parties shall mutually agree upon the content and time of the Initial Press Release. After the Initial Press Release, Operator will only issue press release that have been approved by Customer as to timing and content, which approval will not unreasonable be withheld or delayed. Nothing herein shall restrict Customer from issuing press releases concerning the Contests of the Site, subject to the confidentiality obligations hereunder regarding the terms of the Agreement and Customer obligation to obtain Operator's consent to any use of Operator's name, which consent will not be unreasonably withheld or delayed

23. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement and the schedules and exhibits attached hereto, which are incorporated by reference, constitute the entire agreement of the parties as to the matters set forth herein and supersede any previous negotiations, agreements, understandings, and arrangements between the parties relating hereto. Except as otherwise expressly provided herein, any amendments to this Agreement must be in writing and must be signed by a duly authorized representative of each party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


         "OPERATOR"                                   "CUSTOMER"

INTERNET SPORTS NETWORK, INC.               PLAYBOY ENTERPRISES INTERNATIONAL,
a Florida corporation                       INC., a Delaware corporation

By: /S/ KEN CREMA                           By: /s/ PAUL KALLIS
   ----------------------------                --------------------------------
         Ken Crema
Its: Chief Executive Officer

By: /S/ ANDREW DEFRANCESCO
   ----------------------------
         Andrew DeFrancesco
Its: Chairman

                                   EXHIBIT "A"

                               DESCRIPTION OF WORK

1.  CONTEST DEVELOPMENT SERVICES:

         Operator shall design, develop, customize and be the exclusive provider for Customer on the Site for on-line fantasy leagues, sports pools and sports contests for MLB baseball and playoffs, NBA basketball and playoffs, NFL football and playoffs, NHL hockey and playoffs (the "Major Contests"). Operator will also design, develop and customize all other games and contests specifically requested by Customer, including March madness, auto racing, tennis, golf, cricket, soccer, NCAA football and basketball and all games specifically requested by Customer (all, including Major Contests collectively referred to as the "Contests"). Customer must approve all contests and Customer will set the prices for participation therein. Operator will create all code necessary to build and customize the Contests including HTML and CGI scripts for the purpose of creating text pages, graphic layouts, Email generators and linkage between pages. Operator will negotiate the necessary licensing, rights and consents from all relevant parties, including sports player's associations, and all other suppliers of Content. It is intended that Operator will provide a license fee of no more than 8% of gross revenues to the sports' player's associations. However, customer and Operator acknowledge that the fee requested by the additions may exceed this amount or may be subject to certain approvals and/or restrictions. Both Customer and Operator agree to discuss any licensing that exceed the 8% fee and requires unique or different approvals and/or restriction and to modify this agreement in accordance with such restrictions if necessary. Operation will provide Customer's marketing representatives with sales material and support to help them sell the Contests to potential sponsors or advertisers. Except as expressly provided herein, Operator shall bear all costs of providing its services and the Contests and the Site as provided herein.

2.  CONTESTS MAINTENANCE SERVICES:

         Operator will thoroughly review and test each Contest. Errors in function, navigation, spelling, grammar and punctuation will be scrutinized throughout the process as well as during the allocated test period. Operator shall provide a service level agreement ("SLA") to Customer's satisfaction. Operator will provide a complete contestant database within two (2) weeks after the deadline for entry for each contest.

3.  CONTESTS OPERATIONAL SERVICES:

         Operator will be responsible for all aspects of operation of the Contests, including providing all Content therefor, hosting of the Site on Operator's servers and connectivity to Customer's sites, and all implementation and management of the Contests, from entry to judging to payment of prizes (subject to Customer's obligation to provide the prizes). Without limiting the foregoing, Operator will (a) create a registration and payment procedure for contestants who wish to play the Contests and take advantage of on-line services; (b) handle the `free' online entry procedure for contestants who wish to play for free; (c) provide contestants with the ability to play in leagues with their friends, (d) set up private chat rooms,
(e) get e-mail notification and updates, (f) trade players and inquire into team standings each week by logging onto the Site and (g) provide support to participants and other visitors to the Site. Operator will also update the contestant records and points each week with official league statistic; provide an e-mail address for support and respond to all requests by contestants within 7 days via e-mail. Operator will notify customer of prize winners an contest leaders each week.

4.  CUSTOMER ADVERTISING AND PROMOTION

         Customer shall provide advertising and promotion of at least three Major Contests per year. Based on availability, Customer will place a teaser ad (minimum of 1/3 page) in at least one issue of Playboy magazine regarding the Major Contest that is being sold the month before each Major Contest deadline; e-mail contest details to site contestants at least two weeks before contest deadline; place the contest logo and a contest advertisement on the site with link to Operator's site; provide prizes for all contests including but not limited to weekly and Contest ending prizes. Prizes must have a value of $50,000 for the Major Contests and $25,000 for the other Contests (1/2 in cash the other 1/2 in items or services); provide, if possible, direct mail advertising and T.V. support during the Contest entry period; and, provide all sports informational content.

5.  SCHEDULE OF DELIVERABLES

PHASE 1  - PLAN, DESIGN AND DEVELOPMENT  (JULY 1 - AUG 15)

Operator and Customer personnel will work together to create a mutually acceptable "Contests Mechanics template" for the initial Contest. This template will be designed to complement Customer's current look and image and will be flexible enough to handle Customer's future plans for the site. The template will be designed to allow for the easy addition of new Contests as each new sport season begins (football in August, hockey in September, basketball in October and baseball in March). The template will also be designed with the flexibility to easily add new features and functionality as they are developed. A team of Operator's web designers will create the initial Fantasy Football Contest based on the approved Contest Mechanics Template.

Cost: Major Contests will be provided at no charge to customer; all other Contests will be subject to a set-up fee of no more than $10,000 per contest. The actual setup fee will depend upon the customization required and the overall potential of the Contests.

PHASE 2 -  LAUNCH OF CONTESTS.  (AUGUST 15 - OCT 15)

The Initial Contest will be a Fantasy Football contest available August 15 with several other contests added during the fall and winter. This first set of Contests will be relative inexpensive to the participant in order to build a following.

Cost: Per Phase 1 for non-Major Contests; Revenue Sharing per below.

REVENUE SHARING FROM CONTESTS (FROM INCEPTION OF AGREEMENT AND ONGOING)

Revenue generated from the Contests (fees paid by contestants and sponsorship/advertisers will be shared as will be shared as outlined below:

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
Revenue Sharing Schedule
                                                  Customer          Operator
Contestant generated revenue                         50%               50%

Sponsorship/Advertising generated revenue            80%               20%

Revenue from Contests shall be payable on a quarterly basis by Operator to Customer. Prior to any division of contestant generated revenues, such revenues will be used to pay any licensing fees to any sports player's association (or to reimburse a party that has paid such fee), and the remaining revenue will be divided 50-50. Revenue from sponsorship/advertising shall be payable on a monthly basis by Customer to Operator. Revenues shall be based on amounts actually collected during the applicable period. The payor shall provide a summary of revenue generated for the prior quarter plus payment to the payee by no later than the tenth day of the month day of the month following the quarter being reported. Revenue generation fees will be due to beginning upon the launch of the Site and shall continue as to revenues arising with respect to this Agreement during the life of this Agreement. Operator and Consultant shall have the right to audit, at any time upon 5 days prior notice, the other's books and records if it believes that the reports do not accurately reflect the revenue generated. The cost of any audit shall be paid by the party requesting the audit. Such audits may only be made once in any six (6) month period. All information obtained from the audited party shall be deemed Confidential Information of the audited party. Except as expressly provided herein, there shall be no sharing of revenues, including any other form of revenues.

6.  PROJECT LIAISONS

         Operator:         Geoff Ford
                           Internet Sports Network, Inc.
                           geoff@sportsrocket.com
                           Tel: (800) 361-8000
                           Fax: (800) 232-9990

         Customer:         Paul Kallis
                           Playboy Enterprises International, Inc.
                           680 N. Lake Shore Drive
                           Chicago, IL 60611
                           Akallis@Playboy.com
                           Tel: (312) 373-2060
                           Fax: (312) 751-2818

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                                   EXHIBIT "B"

                                   DEFINITIONS

1. CORRECTION: means the "debugging" or elimination of errors that cause the Site to fail to work strictly in accordance with the Design Specifications or introduce results that atypical user would believe are unintended.

2. CONTENT. Means any audio video and/or audiovisual materials, photographs, artwork, text or other materials, including without limitation all copyrights or trademarked materials.

3. DELIVERABLE: means any item to be delivered by Operator to Customer in accordance with the Delivery Schedule set forth in Exhibit "A".

4. CONTEST MECHANICS: means the detailed written description of the Contests' functional and aesthetic aspects including without limitation, the design, operating features, interfaces and technical requirements for the Site as set forth in Exhibit "A" or an attachment hereto. The Contest Mechanics and/or the SLA, as applicable shall include appropriate performance standards for the Site, including response time, acceptable downtime, schedules for downtime and other similar performance requirements. The Contest Mechanics shall be initialed by the parties and thereafter be deemed attached hereto and incorporated herein. The Site shall use encryption security satisfactory to Customer.

5. CUSTOMER CONTENT: means any Content provided to Operator by Customer for use on the Site.

6. INTELLECTUAL PROPERTY RIGHTS: means any and all (by whatever term known or designated) tangible and intangible, now known or hereafter existing
(a) rights associated with works of authorship throughout the universe, including but not limited to all exclusive exploitation rights, copyrights, neighboring rights, and moral rights; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents, designs, algorithms and other industrial property rights; (e) all other proprietary rights of every kind and nature throughout the universe, however designated (including without limitation, logos, character rights, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license or otherwise; and (f) all registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force throughout the universe.

7. SITE: means the site on the World Wide Web which will host the Contests to be developed by Operator hereunder and all portions thereof, including without limitation, all HTML, Java and other formatted text files, all graphics, animation and data files, and all computer software and other script or program files required to exploit such materials and that collective control the display of and user interaction with the Site and have the features and capabilities described in the Contests Mechanics.

8. DESCRIPTION OF WORK: means a written description of the work to be performed by Operator hereunder.

9. UTILITIES: means all source code and object code for development tools or other technology embodied in or used in connection with the development of the Site.

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10.      WORK PRODUCT: means all results or proceeds of the services of
Operator and of all persons and entities rendering services, in connection with the Site, including all physical embodiments thereof, whether or not incorporated into a Deliverable.

11. TRAFFIC PAGES: means the web pages which display the traffic counts and visits to various pages within the Site. Operator will supply Customer with a password for access to these pages which will be accessible by Customer with a password.